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                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT (the "Agreement") is made effective as of ____________, by and between RENTECH, INC., a Colorado corporation (the "Company") and _______________ _______________ (the "Employee").

         WHEREAS, the Employee has been employed by the Company as its ________________, [and has been a founding shareholder and director of the Company]; and

         WHEREAS, the services, abilities, and ideas of the Employee have constituted a major factor in the growth and development of the Company; and

         WHEREAS, the Company desires to employ, retain and make secure for itself the experience, abilities and services of the Employee and to prevent the loss of such services or the availability thereof to other persons, concerns or entities on the terms and under the conditions set forth herein; and

         WHEREAS, the Employee desires to serve as an employee of the Company on the terms and under the conditions set forth herein;

         NOW THEREFORE, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company shall employ the Employee and the Employee shall perform services for and continue in the employment of the Company, all in accordance with the provisions of this Agreement, as more specifically described in Section 2 hereof, for the period commencing on ____________________ and ending on ____________________, subject to the terms and conditions hereof.

         2. DUTIES. The Employee shall serve as the ___________________________ of the Company with such duties, powers and responsibilities as the Board of Directors of the Company may reasonably specify from time to time, including, without limitation, continuing the business of the company as it is currently being conducted. The Employee shall devote his full time to his responsibilities hereunder and to the business and affairs of the Company and shall not be employed by any other person or entity.

         3. COMPENSATION. The Employee shall be paid a base salary of ___________________________________ Dollars ($__________) per annum, in monthly installments, adjusted annually by an appropriate Denver, Colorado cost of living index. The Company's obligation to compensate the Employee shall terminate and cease upon the termination of the Employee's employment hereunder for any reason except if the Company terminates the Employee without cause. In that case, the Employee shall be entitled to full compensation as set forth in this Section 3.

         3.1. PROFIT SHARING PLAN. The Company will adopt a profit-sharing plan for the benefit of all employees, including management personnel and the Employee. The plan will be administered by a committee appointed by the board of directors which shall have discretion in the award of bonuses. Awards by the committee to members of the committee will be subject to approval by the disinterested members of the board of directors. Awards shall not aggregate in excess of five percent of audited pre-tax earnings before depreciation, amortization and extraordinary income for the preceding fiscal year. In no event, however, shall any bonuses be payable from the profit pool unless the audited pre-tax earnings before depreciation, amortization and extraordinary income for the preceding fiscal year exceed $500,000.00.

         3.2. EXPENSES AND FRINGE BENEFITS. The Employee shall be reimbursed for reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder in accordance with the general policies of the Company. During the term of this Agreement, the Employee shall be entitled to

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participate in all those regular fringe benefits, including vacations, which are provided to the executive officers of the Company from time to time.

4. NON-COMPETITION.

         4.1. COVENANT NOT TO COMPETE. The Company and the Employee recognize that the services to be rendered to the Company by the Employee under this Agreement are special, unique and of extraordinary character in that the Employee has been involved in developing and marketing and will continue to be involved in developing and marketing its proprietary process for the conversion of carbon- bearing solids or gases into valuable liquid hydrocarbons, including the composition and use of the company's related catalyst, upon which technology the business of the Company is based. Therefore, during the term of his employment hereunder and for three (3) years following the termination for such employment for any reason whatsoever (the "Non-Competition Period"), the Employee covenants and agrees not to, without the express written consent of the Company, which consent it may withhold in its sole and absolute discretion, directly or indirectly own, manage, operate, control, advise, lend money to, endorse the obligations of, or participate in or be connected as an officer, director, five percent (5%) or more stockholder of a publicly-held Company, stockholder, employee, partner, agent, consultant or otherwise of a closely held Company or any enterprise or individual engaged in the business of developing, manufacturing or marketing processes, technology, products or services that are similar to processes, technology, products or services which have been are being developed or are planned (as documented by memoranda, instruments, writings or other compilations of information of the Company) to be developed by the Company and will not, in any manner, either directly or indirectly, compete with the Company in its business.

         4.2. OUTSIDE BUSINESS ACTIVITY. The Employee, during the term of his employment by the Company hereunder, shall at all times keep the Company informed of any outside business activity and shall not engage in any such activity which may be in conflict with the Company's interests.

5. CONFIDENTIALITY. The Employee acknowledges that he has learned and will learn confidential Information, as defined in Section 5.1 hereof, relating to the business presently being conducted and to be conducted by the Company. The Employee agrees that he will not, except in the normal and proper course of his duties hereunder, disclose or use or enable anyone else to disclose or use, either during the Non-Competition Period or at any time subsequent thereto, any such Confidential Information without the prior written consent of the Company, which consent it may withhold in its sole and absolute discretion. The Employee further agrees not to accept any employment which would inherently involve the disclosure or use of Confidential Information.

         5.1. CONFIDENTIAL INFORMATION. "Confidential Information" includes, but is not limited to, the following types of information, both existing and contemplated, and regarding the Company or its proprietary process for the conversion of carbon-bearing solids or gases into valuable liquid hydrocarbons, including the composition, manufacturing and use of the Company's related catalysts: corporate information, including contractual licensing arrangements, business plans, strategies, tactics, policies, resolutions, patent applications, and any litigation or negotiations; marketing information, including sales or product plans, strategies, tactics, methods, customers, prospects, or market research data; financial information, including cost and performance data, debt arrangement, equity structure, investors, and holdings; operational, scientific and engineering information, including patent applications, proprietary information, trade secrets, secret formulae, control and inspection practices, manufacturing processes and methods, process methods, catalyst injection methods, suppliers and parts; technical information, including engineering designs and equipment, designs, drawings and specifications; and personnel information, including personnel lists, resumes, personal data, organizational structure and performance evaluations. Confidential Information shall not include information which (a) is or becomes publicly known through no fault of the Employee, or (b) is generally or readily obtainable by the public or within the scientific or medical fields, or (c) is known by the Employee from general skills, knowledge, and experience not specific to the Company's proprietary technology acquired by the Employee before or during his employment with the Company, or both.

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         5.2. TRADE SECRETS. "Trade secrets" includes, without limitation, information, including a formula, pattern, compilation, program device, method, technique or process which is used in one's business, and which gives him an opportunity to obtain an advantage over competitors who do not know or use it.

         5.3. BOOKS AND RECORDS. The Employee agrees that all documents and other tangible property of any nature pertaining to activities of the Company or to any Confidential Information, in his possession now or at any time during the period of his employment with the Company, including without limitation formulae, processes, memoranda, notebooks, financial records, notes, data sheets, records, blueprints, designs and electronic or mechanical data storage devices and records, are and shall be the property of the Company and that they and all copies of them shall be surrendered to the Company whenever requested by the Company from time to time during the Non-Competition Period and upon request upon termination thereof.

         6. KEY MAN INSURANCE. The Employee agrees to submit to physical examinations and take other actions and cooperate as appropriate in furtherance of the Company's application for key man life insurance on the life of Employee. The proceeds of any such policy shall be payable to the Company.

         7. TERMINATION OF EMPLOYMENT. Prior to the stated termination, neither party shall terminate the Employee's employment hereunder except as hereinafter provided.

         7.1. CAUSE BY EMPLOYEE. The Company may at any time terminate the Employee's employment hereunder without notice for "cause" as hereinafter defined. Cause for purposes of this Agreement shall include dereliction from duty, habitual absence from work, failure or refusal to perform the duties assigned to him in a manner satisfactory to the Company, any actions detrimental to the best interests of the Company, any unauthorized disclosure or use of proprietary information or Confidential Information, any breach by the Employee of the terms of this Agreement, or any other matter which would constitute "cause" under the statutory or decisional law of the State of Colorado. The Employee's employment hereunder shall terminate automatically upon the death or permanent disability of the Employee or the termination of the business of the Company.

         7.2. BREACH BY COMPANY. The Employee may terminate his employment with the Company at any time for and upon any breach by the Company of any of its covenants or obligations hereunder, if such breach shall not have been cured within thirty (30) days after written notice to the Company.

         7.3. WITHOUT CAUSE BY COMPANY. If the Company terminates the Employee's employment hereunder without "cause" as defined in Section 7.1, the Company shall pay Employee the salary due to him pursuant to this Agreement for the remainder of the term or for one year, whichever is more.

         8. JUDICIAL CONSTRUCTION. The Employee believes and acknowledges that the provisions contained in this Agreement, including the covenants contained in sections 4 and 5 of this Agreement, are fair and reasonable. Nonetheless, it is agreed that if a court finds any of these provisions to be invalid in whole or in part under the laws of any state, such finding shall not invalidate the covenants, nor the Agreement in its entirety, but rather the covenants shall be construed, reformed and rewritten by the court as if the most restrictive covenants permissible under applicable law were contained herein.

         9. RIGHT TO INJUNCTIVE RELIEF. The Employee acknowledges that a breach by the Employee of any of the terms of sections 4 and 5 of this Agreement will cause irreparable harm to the Company, and that the Company shall therefore be entitled to any and all equitable relief, including, but not limited to, injunctive relief, and to any other remedy that may be available under any applicable law or agreement between the parties, and to recover from the Employee all costs of litigation including, but not limited to, reasonable attorneys' fees and court costs. The parties hereto further agree that this Agreement shall be enforced wherever the Company is doing business at the termination of the Employee's employment hereunder and wherever the Company at such time reasonably foresees, plans and expects to do business during the Non-Competition Period.

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         10. ENTIRE AGREEMENT. The Company and the Employee acknowledge that this Agreement contains the full and complete agreement between and among the parties, that there are no oral or implied agreements or other modifications not specifically set forth herein, and that this Agreement supersedes any prior agreements or understandings, if any, between the Company and the Employee, whether written or oral. The parties further agree that no modifications of this Agreement may be made except by means of a written agreement or memorandum signed by the parties.

         11. GOVERNING LAW. The parties acknowledge that the Company's principal place of business is located in the State of Colorado, that this Agreement has been entered into in the state of Colorado and that they wish legal certainty and predictability as to the terms of their undertaking. Accordingly, the parties hereby agree that this agreement shall be constructed in accordance with the laws of the State of Colorado, without giving consideration to the choice of law provisions thereof.

         12. CAPTIONS. The captions or section headings used in this Agreement are for ease of reference only and shall have no bearing whatsoever upon the construction, interpretation and effect of this Agreement.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. This Agreement shall be binding upon and shall inure to the benefit of the Employee and his heirs, executors, administrators and legal representatives, but shall not be assignable by the Employee.

         14. CONTINUING EFFECT. The covenants and undertakings of the Employee specified in this Agreement shall survive expiration or other termination of this Agreement to the extent expressed herein.

         IN WITNESS WHEREOF, the Company has hereunder signed its name and the Employee hereunder has signed his name, all as of the day and year first above written.

                                                  RENTECH, INC.



                                           By:
-------------------------------                 --------------------------------
                                                  Dennis L. Yakobson
("Employee")                                      President





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